April 21, 2003

GE Life and Annuity Assurance Company

6610 West Broad Street

Richmond, Virginia 23230

Re:	GE Life and Annuity Assurance Company

GE Life & Annuity Separate Account 4

Post-Effective Amendment No. 25; Amendment No. 96

File Nos. 033-76334; 811-05343

Ladies and Gentlemen:

I have served as Counsel to GE Life and Annuity Assurance Company and its GE Life & Annuity Separate Account 4 (the “Separate Account”) in connection with the registration of an indefinite number of securities in the form of variable annuity contracts (the “Contracts”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined Post-Effective Amendment No. 25 and Amendment No. 96 to the Registration Statement on Form N 4, including all related documents and exhibits, and have reviewed such questions of law as considered necessary an appropriate. On the basis of such examination and review, it is my opinion that:

1.	The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue life insurance and annuity contracts.

2.	The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia.

3.	The issuance and sale of the Contracts, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of GE Life and Annuity Assurance Company in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to issuance thereof in certain jurisdictions.

GE Life and Annuity Assurance Company

April 21, 2003

4.	To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that GE Life and Annuity Assurance Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to Post Effective Amendment No. 25 and Amendment No. 96 to the Registration Statement filed on Form N-4 for the Contracts and the Separate Account.

Sincerely,

Heather Harker

Vice President Associate General Counsel and Assistant Secretary